West Coast Bancorp and Subsidiaries
December 31, 1999

EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 18, 2000 included in this Form 10-KSB into the Company's previously filed Registration Statement File No. 33-25859 on Form S-8. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


                                                   /s/ Arthur Andersen LLP


Orange County, California
March 29, 2000